                                                                    EXHIBIT 3(b)











                            [JOHNSON & JOHNSON LOGO]

                                     BY-LAWS






                                    EFFECTIVE
                                  July 1, 1980
                                     Amended
                                February 16, 1987
                                 April 26, 1989
                                 April 26, 1990
                                October 20, 1997



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                                    Article I
                            MEETINGS OF STOCKHOLDERS


                            Section 1. Annual Meeting

A meeting of the stockholders of the Corporation shall be held annually on such business day and at such time and at such place within or without the State of New Jersey as may be designated by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of all other business that is brought before the meeting.

                           Section 2. Special Meetings

A special meeting of the stockholders may be called at any time by the Chairman of the Board of Directors, by a Vice-Chairman of the Board of Directors, by the Chairman of the Executive Committee, by a Vice-Chairman of the Executive Committee, by the President, or by a majority of the Board of Directors and shall be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting.

                       Section 3. Adjournment of Meetings

Any meeting of the stockholders of the Corporation may be adjourned from time to time by the affirmative vote of the holders of a majority of the issued and outstanding stock entitled to vote at such meeting present in person or represented by proxy, for a period not exceeding one month at any one time and upon such notice, if any, as may be determined by the vote. At any adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

                         Section 4. Notices of Meetings

(A)  Notices.
At least ten (l0) but not more than sixty (60) days before the date designated for the holding of any meeting of the stockholders, except as otherwise provided herein for adjourned meetings, written or printed notice of the time, place and purpose or purposes of such meeting shall be served by mail, telegram, radiogram, telex, or cablegram upon each stockholder of record entitled to vote at such meeting.

(B)  Service of Notice.
A notice of meeting shall be deemed duly served when deposited in the United States Mail with postage fully paid, or placed in the hands of an agent of a telegraph, radio, or cable or other transmitting company with all transmittal fees fully paid, and plainly addressed to the stockholder at his latest address appearing in the stock records of the Corporation.

                                Section 5. Quorum

At any meeting of the stockholders, the holders of a majority of the issued and outstanding stock entitled to vote at such meeting shall be present in person or represented by proxy in order to constitute a quorum.




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                                Section 6. Voting

(A)  Vote Necessary.
At any meeting of the stockholders, all questions, except as otherwise expressly provided by statute, the Certificate of Incorporation, or these By-Laws, shall be determined by vote of the holders of a majority of the issued and outstanding stock present in person or represented by proxy at such meeting and entitled to vote.

(B)  Inspectors.
At any meeting of the stockholders, if the chairman of the meeting so directs or if before the voting begins, any stockholder present so requests, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions with respect to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by three (3) inspectors to be appointed by the chairman of the meeting.

(C)  Eligibility to Vote.
Each stockholder shall have one vote for each share of stock entitled to vote as provided in the Certificate of Incorporation or otherwise by law and registered in his name in the stock records of the Corporation as of the record date.

(D)  Methods of Voting.
At any meeting of the stockholders each stockholder shall be entitled to vote either in person or by proxy appointed either by instrument in writing subscribed by such stockholder, or by his duly authorized attorney or agent, or by cable, telegram or by any means of electronic communication which results in a writing from such stockholder or his duly authorized attorney or agent, and delivered to the Secretary or to the inspectors at or before the meeting.

(E)  Record Date.
The Board of Directors may fix in advance, a date, not less than ten (l0) but not more than sixty (60) days preceding the date of any meeting as the record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, notwithstanding any transfer of any stock in the stock records of the Corporation after any such record date designated as aforesaid.

(F)  List of Stockholders.
The Board of Directors shall cause the officer or agent, who has charge of the stock transfer books of the Corporation, to make a complete list of all the stockholders entitled to vote at a stockholders' meeting or any adjournment thereof, arranged in alphabetical order, together with the latest address of each stockholder appearing upon the stock records of the Corporation and the number of shares held by each.

The Board of Directors shall cause such list of stockholders to be produced (or available by means of a visual display) at the time and place of every meeting of stockholders and shall be open to examination by any stockholder listed therein for reasonable periods during the meeting.





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                                   Article II
                               BOARD OF DIRECTORS

                 Section l. Number of Members and Qualification

The number of directors of the Corporation shall be not less than nine (9) nor more than eighteen (18) as determined by the Board of Directors from time to time.

                            Section 2. Term of Office

Each director shall hold office for one (l) year and until his successor, if any, is duly elected and qualified, provided, however, that any director may be removed from office, with cause, at any time by a majority vote of the stockholders entitled to vote.

                            Section 3. Annual Meeting

At the place of holding the annual meeting of the stockholders, and immediately following the same, the Board of Directors, as constituted upon final adjournment of such annual meeting, shall convene without further notice for the purpose of electing officers and transacting all other business properly brought before it.

                           Section 4. Regular Meetings

Regular meetings of the Board of Directors shall be held at such places, either within or without the State of New Jersey, and on such business days and at such times as the Board may from time to time determine.

                           Section 5. Special Meetings

Special meetings of the Board of Directors may be held at any time and place whenever called by the Chairman of the Board of Directors, by a Vice-Chairman of the Board of Directors, by the Chairman of the Executive Committee, by a Vice-Chairman of the Executive Committee, by the President, by a Vice-President, by the Secretary, or by any three (3) or more directors.

                         Section 6. Notices of Meetings

(A)  Notice Required.
If so determined by a majority of the Board of Directors, no advance notice need be given; in the absence of such determination then, at least two (2) days prior to the date designated for the holding of any regular or special meeting of the Board, notice of the time, and place, and purpose of such meeting shall be served in person, by mail or other notice in writing, or by telegram, telephone, radiogram, telex, or cablegram, upon each member of the Board.

(B)  Waiver of Notice.
Notice of the time, place, and purpose of any meeting of the Board of Directors may be waived, before or after any meeting, by instrument in writing or by telegram, radiogram, telex, or cablegram.



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                       Section 7. Quorum and Participation

(A)  Quorum.
A majority of the Board of Directors shall constitute a quorum for all purposes and at all meetings.

(B)  Participation.
Any or all directors may participate in a meeting of the Board of Directors by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

                           Section 8. Manner of Acting

The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                       Section 9. Action without a Meeting

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior to or subsequent to such action, all members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors.


                                   Article III
                          POWERS OF BOARD OF DIRECTORS

                            Section l. General Powers

The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In the management and control of the property, business, and affairs of the Corporation, the Board is hereby vested with all powers possessed by the Corporation itself insofar as this delegation of authority is not inconsistent with or repugnant to the laws of the State of New Jersey, the Corporation's Certificate of Incorporation, or these By-Laws or any amendments of them. The Board shall have discretionary power to determine what constitutes net earnings, profits, and surplus, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends. Such determinations by the Board shall be final and conclusive.

                           Section 2. Specific Powers

(A)  Power to Make and Amend By-Laws.
Subject to the limitations contained in Article X hereof, the Board of Directors shall have power to make, alter, amend, and repeal any By-Law, including a By-Law designating the number of directors, provided that the Board shall not make, alter, amend, or repeal any By-Law designating the qualification or term of office of any member or members of the then existing Board.





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(B)  Power to Elect Officers.
The Board of Directors shall elect all officers of the Corporation.

(C)  Power to Remove Officers.
Any officer or divisional officer, any agent of the Board of Directors, or any member of any committee or of any Management Board may be removed by the Board of Directors with or without cause, whenever in its sole judgment the interests of the Corporation will be served by such removal.

(D)  Power to Fill Vacancies.
Vacancies in the Board of Directors, however created, shall be filled by appointment made by a majority of the remaining directors. The Board shall have power to fill any vacancy in any office.

(E)  Power to Fix Record Date.
The Board of Directors may fix in advance a date as the record date for determining the Corporation's stockholders with regard to any corporate action or event and, in particular, for determining the stockholders entitled to receive payment of any dividend or allotment of any right. The record date may in no case be more than sixty (60) days prior to the corporate action or event to which it relates.

                 Section 3. Committees and Delegation of Powers

(A)  Committees of the Board.
The Board of Directors may appoint, from among its members, from time to time one or more committees, each committee to have such name or names and to have such powers and duties as may be determined from time to time by the Board. All committees shall report to the Board. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee. Each committee may hold meetings and make rules for the conduct of its business and appoint such sub-committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for all purposes and at all meetings.

(B)  Finance Committee.
The Finance Committee, if one shall be appointed, shall consist of two (2) or more of the directors of the Corporation and shall have and may exercise all of the powers of the Board insofar as may be permitted by law, the Corporation's Certificate of Incorporation or these By-Laws, or any amendments of them, in the management of the business, affairs and property of the Corporation during the intervals between the meetings of the Board. The Finance Committee, however, shall not have the power to make, alter or repeal any By-Law of the Corporation; elect or appoint any director, or remove any officer or director; change the membership of, or fill vacancies in, the Finance Committee; submit to stockholders any action that requires stockholders' approval; nor amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

(C)  Emergency Management Committee.
If, as a result of a physical disaster, war, nuclear attack, or other emergency conditions, a quorum of the Board of Directors cannot be convened to act, an Emergency Management Committee, consisting of all readily available



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members of the Board of Directors, shall automatically be formed. In such case, two members shall constitute a quorum. If, as a result of such circumstances, a quorum of the Board of Directors cannot readily be convened to act, but a quorum of the Finance Committee can be so convened, the Finance Committee shall automatically become the Emergency Management Committee. All of the powers and duties vested in the Board of Directors, except the power to fill vacancies in the Board of Directors, shall vest automatically in the Emergency Management Committee. Other provisions of these By-Laws notwithstanding, the Emergency Management Committee (l) shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling vacancies on the Board of Directors and its committees and to take such other action as may be appropriate, and (2) if the Emergency Management Committee determines that less than a majority of the members of the Board of Directors are available for service, the Committee shall issue a call for a special meeting of stockholders to be held at the earliest date practicable for the election of directors.

(D)  Delegation of Duties.
The Board of Directors may delegate from time to time to an officer or a committee of officers and/or directors any duties that are authorized or required to be executed during the intervals between meetings of the Board, and such officer or committee shall report to the Board when and as required by the Board. Each committee so established by the Board may hold meetings and make rules for the conduct of its business and appoint such sub-committees and assistants as it shall from time to time deem necessary. A majority of the members of such a committee shall constitute a quorum for all purposes and at all meetings.

(E)  Executive Committee.
The Executive Committee, if one shall be appointed, shall be the management committee of the Corporation. Its members shall be elected by the Board of Directors and thereby become officers of the Corporation. The Executive Committee shall not be a committee of the Board. The Executive Committee shall be responsible for the operation of the business of the Corporation on a day-to-day basis and for establishing and executing operating practices and policies of the Corporation. It shall also perform such other duties as the Board shall designate from time to time.

                     Section 4. Designation of Depositories

The Board of Directors shall designate or shall delegate to the Treasurer, or such other officer as it deems advisable, the responsibility to designate the trust company or trust companies, or the bank or banks, in which shall be deposited the moneys and securities of the Corporation.

                     Section 5. Power to Establish Divisions

The Board of Directors may establish administrative or operating divisions of the Corporation. Each such division may have a Management Board, the Chairman of which shall be appointed by the Chairman of the Board of Directors. The Chairman of the Management Board of a division shall appoint the other members of its Management Board and that Board may in turn appoint a President, one or more Vice-Presidents, a Treasurer and such other division officers as it may



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determine to be necessary or desirable. The Management Board and the officers of the division shall perform the same duties and, except for the power to designate depositories, shall have the same powers as to their division as pertain, respectively, to a board of directors and officers of a corporation.
The powers granted in the preceding sentence include, without limitation, the power to execute and deliver on behalf of the Corporation contracts, conveyances and other instruments. Such power and any other power granted in this Section shall at all times be subject to the right of the Board of Directors to act or direct action in the premises.


                                   Article IV
                                    OFFICERS

                       Section l. Enumeration of Officers.

The officers of the Corporation shall be a Chairman of the Board of Directors, a Chairman of the Executive Committee, a President, a Treasurer, and a Secretary. The officers of the Corporation may include one or more Vice-Chairmen of the Board of Directors, one or more Vice-Chairmen of the Executive Committee, one or more Executive Committee members, one or more Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as from time to time shall be designated and elected by the Board of Directors.

                   Section 2. Election and Removal of Officers

All officers of the Corporation shall be elected at the first meeting of the Board of Directors after the annual election of directors, and shall hold office for one (l) year and until their respective successors, if any, shall have been duly elected and qualified, provided, however, that all officers, agents, and employees of the Corporation shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Board. At its discretion, the Board may leave unfilled, for such period as it may deem proper, any office except that of President, Treasurer, and Secretary. Failure to elect any such officer shall be considered an exercise of this discretionary power.

                       Section 3. Eligibility of Officers

The Chairman of the Board, the Vice-Chairmen of the Board and the President shall be chosen from the members of the Board of Directors. No other person need be a director or a stockholder in order to qualify for office. The same person may hold, at the same time, one or more offices.

                          Section 4. Duties of Officers

(A) Chairman of the Board of Directors.
The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of stockholders and directors. When presiding at such meetings of stockholders and directors, the Chairman of the Board shall establish and apply such rules of order as may be




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advisable in his discretion. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation authorized by the Board of Directors. He shall have all powers and shall perform all duties commonly incident to and vested in the office of Chairman of the Board of a corporation. He shall also perform such other duties as the Board shall designate from time to time.

(B) Vice-Chairman of the Board of Directors.
A Vice-Chairman of the Board of Directors shall perform the duties and have the powers of the Chairman during the absence or disability of the Chairman, and shall also perform such other duties as the Board shall designate from time to time.

(C) Chairman of the Executive Committee.
The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee. During the absence or disability of the Chairman of the Board and the Vice-Chairman of the Board, he shall perform the duties and have the powers of the Chairman of the Board, and shall also perform such other duties as the Board shall designate from time to time.

(D) Vice-Chairman of the Executive Committee.
A Vice-Chairman of the Executive Committee shall perform the duties and have the powers of the Chairman of the Executive Committee during the absence or disability of the Chairman of the Executive Committee, and shall also perform such other duties as the Board shall designate from time to time.

(E)  Executive Committee Member.
In addition to the powers and duties incident to his membership on the Executive Committee, an Executive Committee Member, in his individual capacity, shall have all powers and shall perform all duties commonly incident to and vested in an executive officer of a corporation. He shall also perform such other duties as the Board shall designate from time to time.

(F)  President.
The President shall have general charge and supervision of the operations of the Corporation itself, and shall have all powers and shall perform all duties commonly incident to and vested in the office of President of a corporation. He shall also perform such other duties as the Board shall designate from time to time.

(G)  Vice-President.
A Vice-President shall perform such duties and have such powers as the Board of Directors, the Chairman of the Board, a Vice-Chairman of the Board, or the President shall designate from time to time.

(H)  Treasurer.
The Treasurer shall have the care and custody of the funds of the Corporation, and shall have and exercise, under the supervision of the Board of Directors, all powers and duties commonly incident to the office of Treasurer. He shall deposit all funds of the Corporation in such trust company or trust companies, or bank or banks, as the Board, the Treasurer, or any other officer to whom the Board shall have delegated the authority, shall designate from time to



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time. He shall endorse for deposit or collection all checks, notes, and drafts payable to the Corporation or to its order, and make drafts on behalf of the Corporation. He shall keep accurate books of accounts of the Corporation's transactions, which books shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board. He shall have all powers and shall perform all duties commonly incident to and vested in the office of Treasurer of a corporation. He shall also have such other duties as the Board may designate from time to time.

(I)  Assistant Treasurer.
An Assistant Treasurer shall perform the duties and have the powers of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or Treasurer shall designate from time to time.

(J)  Secretary.
The Secretary shall attend all meetings of the stockholders, and of the Board of Directors, and shall keep and preserve in books of the Corporation true minutes of the proceedings of all such meetings. He shall have the custody of all valuable papers and documents of the Corporation, and shall keep the Corporation's stock books, stock ledgers, and stock transfer books, and shall prepare, issue, record, transfer, and cancel certificates of stocks as required by the proper transactions of the Corporation and its stockholders unless these functions be performed by a duly appointed and authorized transfer agent or registrar other than this Corporation. He shall keep in his custody the seal of the Corporation, and shall have authority to affix same to all instruments where its use is required. He shall give all notices required by statute, by the Certificate of Incorporation, or by the By-Laws. He shall have all powers and shall perform all duties commonly incident to and vested in the office of Secretary of a corporation. He shall also perform such other duties as the Board shall designate from time to time.

(K)  Assistant Secretary.
An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or Secretary shall designate from time to time.


                                    Article V
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the full extent permitted by the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, the Corporation shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgement in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Corporation



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or, while serving as a director or officer of the Corporation, is or was at the request of the Corporation also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgements, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition. The right of indemnification created by this Article shall be a contract right enforceable by an Indemnitee against the Corporation, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The provisions of this Article shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to these By-Laws shall deprive any Indemnitee of any rights under this Article with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.


                                   ARTICLE VI
                                      STOCK

                      Section l. Form of Stock Certificate

Each holder of stock of the Corporation shall be entitled to a stock certificate signed by the President or a Vice-President, and also by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. Any or all signatures upon a certificate may be facsimiles. The certificates of shares shall be in such form as shall be prescribed by the Board of Directors.

                      Section 2. Loss of Stock Certificate

In the case of loss, mutilation, or destruction of an issued and outstanding certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

                     Section 3. Transfer of Shares of Stock

Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the registered holder of such shares in person or by his attorney upon surrender and cancellation of a certificate or of certificates for an equivalent number of shares.







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                                   Article VII
                            EXECUTION OF INSTRUMENTS

                          Section l. Checks and Drafts

All checks, drafts, and orders for payment of moneys shall be signed in the name of the Corporation or one of its divisions, and in its behalf, by such officers or agents as the Board of Directors shall designate from time to time.

                      Section 2. Contracts and Conveyances

Any contract, conveyance, or other instrument may be executed by the Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, any member of the Executive Committee, the President, or a Vice President in the name and on behalf of the Corporation and the Secretary or an Assistant Secretary may affix the Corporate Seal thereto.

                              Section 3. In General

The Board of Directors shall have power to designate officers and agents who shall have authority to execute any instrument in behalf of the Corporation.


                                  Article VIII
                    VOTING UPON STOCK HELD BY THE CORPORATION

Unless otherwise ordered by the Board of Directors, the Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, the Chairman of the Executive Committee, a Vice-Chairman of the Executive Committee, any member of the Executive Committee, the President, any Vice-President, or the Treasurer shall have full power and authority in behalf of the Corporation to attend, to act at, and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess, and may exercise all rights and powers incident to the ownership of such stock which any owner thereof might possess and exercise if present. Such officers may also, in behalf of the Corporation, appoint attorneys and agents as the Corporation's proxy to exercise any of the foregoing powers. The Board, by resolution, from time to time, may confer like powers upon any other person or persons.


                                   Article IX
                             SEAL OF THE CORPORATION

The seal of the Corporation shall consist of a flat-faced circular die bearing the words and figures "Johnson & Johnson, Seal l887".




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                                    Article X
                                   FISCAL YEAR

    The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar month of December and shall begin on the Monday following that Sunday.


                                   Article XI
                              AMENDMENT OF BY-LAWS

    These By-Laws may be amended, altered, changed, added to, or repealed at any annual meeting of the stockholders, or at any special meeting of the stock-holders, or by the Board of Directors at any regular or special meeting of the Board, if notice of the proposed amendment, alteration, change, addition, or repeal be contained in the notice of such meeting, provided, however, that action taken by the stockholders intended to supersede action taken by the Board in making, amending, altering, changing, adding to, or repealing any By-Laws, shall supersede prior action of the Board and shall deprive the Board of further jurisdiction in the premises to the extent indicated in the statement, if any, of the stockholders accompanying such action of the stockholders.














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